UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2007

SPARTAN STORES, INC.
(Exact Name of Registrant as
Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-31127 (Commission File Number)	38-0593940 (IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan (Address of Principal Executive Offices)	49518-8700 (Zip Code)

Registrant's telephone number,
including area code:  (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.	Entry Into a Material Definitive Agreement

          On May 23, 2007, Spartan Stores, Inc. (the "Company") entered into a purchase agreement (the "Purchase Agreement") under which it agreed to sell $95 million aggregate principal amount of 3.375% Convertible Senior Notes due 2027 (the "Notes") to the Initial Purchasers named therein (collectively, the "Initial Purchasers"). The Purchase Agreement also granted the Initial Purchasers an option to purchase up to an additional $15 million aggregate principal amount of the Notes to cover overallotments. On May 24, the Initial Purchasers notified the Company of their exercise of the additional purchase option in whole. A copy of the Purchase Agreement attached hereto as Exhibit 10.1, is incorporated here by reference. The description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

          The closing of the sale of the Notes occurred on May 30, 2007. After deducting the Initial Purchasers' discount of 2.5%, the Company received proceeds from the offering of approximately $107.25 million in cash. The estimated offering expenses payable by the Company, other than the discount to the Initial Purchasers, are expected to be approximately $750,000, leaving net proceeds of the offering of approximately $106.5 million. The Notes and the shares of the Company's common stock, no par value per share (the "Common Stock"), issuable in certain circumstances upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

          The Notes are governed by an indenture dated as of May 30, 2007 (the "Indenture"), between the Company and The Bank of New York Trust Company, N.A., as trustee (the "Trustee"). A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. Copies of the Indenture and the form of Global Note are attached as exhibits 4.1 and 4.3 to this Report, respectively, are incorporated herein by reference. The descriptions of the Indenture and the Notes in this report are summaries and are qualified in their entirety by the Indenture and form of Note, respectively.

          The Notes will be the Company's general unsecured obligations and will rank equally in right of payment with all of its other existing and future obligations that are unsecured and unsubordinated. The Notes will bear interest at the rate of 3.375% per year. The Company will pay interest on the Notes on May 15 and November 15 of each year, beginning on November 15, 2007. In addition, the Company will pay contingent interest to holders of the Notes during the period commencing May 20, 2012 and ending on November 14, 2012 and for any six-month period thereafter at a rate of 0.25% per annum upon the terms and conditions described in the Indenture.

          The Notes will mature on May 15, 2027, unless earlier converted, redeemed or repurchased by the Company. Holders of the Notes may require the Company to repurchase some or all of the Notes on May 15, 2014, May 15, 2017 and May 15, 2022 and at any time following certain fundamental change transactions. The Company may redeem the Notes for cash in whole or in part at any time on or after May 15, 2014 at 100% of the principal amount of the Notes to be redeemed, and prior to that date on or after May 20, 2012 at a price equal to a specified percentage of the principal amount of the Notes to be redeemed plus, in each case, accrued and unpaid interest (including contingent interest, additional interest and additional amounts, if any).

          Holders may convert their Notes into cash and shares of its common stock, if any, at an initial conversion rate of 28.0310 shares per $1,000 principal amount of Notes (equal to an initial conversion price of approximately $35.67 per share), subject to adjustment upon certain events, under the following circumstances: (1) during specified periods, if the price of its common stock reaches specified thresholds; (2) if the trading price of the Notes is below a specified threshold; (3) at any time on or after February 15, 2027, (4) upon the occurrence of certain corporate transactions or (5) in the case of Notes called for redemption, at any time prior to the close of business on the business day prior to the redemption date. Upon conversion, the Company will deliver cash equal to the lesser of the aggregate principal amount of Notes to be converted and its total conversion obligation and shares of its common stock in respect of the remainder, if any, of its conversion obligation (unless the Company have elected to deliver only shares of its common stock). If certain fundamental change transactions occur prior to May 15, 2014, the Company will increase the conversion rate for any Notes converted in connection with those fundamental changes by a number of additional shares of common stock. The holders of the Notes who convert their Notes in connection with a change in control, as defined in the Indenture, may be entitled to a make-whole premium in the form of an increase in the conversion rate. Additionally, in the event of a change in control, the holders of the Notes may require the Company to purchase all or a portion of their Notes at a purchase price equal to 100% of the principal amount of Notes, plus accrued and unpaid interest, if any.

          In connection with the sale of the Notes, the Company entered into a registration rights agreement, dated as of May 30, 2007, with the Initial Purchasers (the "Registration Rights Agreement"). Under the Registration Rights Agreement, the Company has agreed to use its commercially reasonable efforts to cause to become effective within 180 days after the closing of the offering of the Notes, a shelf registration statement with respect to the resale of the Notes and the shares of Common Stock issuable upon conversion of the Notes. The Company will use its commercially reasonable efforts to keep the shelf registration statement effective for a period of two years after the closing of the offering of the Notes or until the earliest of (i) the sale or transfer pursuant to a shelf registration statement of all of the Notes and Common Stock issuable upon conversion of the Notes, (ii) the date the Notes and Common Stock issuable upon conversion of the Notes have been or may be sold or transferred to the public pursuant to Rule 144 under the Securities Act and (iii) such Notes and Common Stock shall have ceased to be outstanding. The Company will be required to pay additional interest, subject to some limitations, to the holders of the Notes if it fails to comply with its obligation to register the Notes and the Common Stock issuable upon conversion of the Notes. A copy of the Registration Rights Agreement, attached hereto as Exhibit 4.2, is incorporated herein by reference. The description of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

          The information set forth under Item 1.01 of this Current Report is incorporated here by reference.

Item 3.02.	Unregistered Sales of Equity Securities

          The information set forth under Item 1.01 of this Current Report is incorporated here by reference.

Item 8.01.	Other Events.

          On May 30, 2007, Spartan Stores, Inc. issued a press release announcing the closing of its sale of 3.375% Convertible Senior Notes due 2027. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated here by reference.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits:

	4.1	Indenture by and between Spartan Stores, Inc. and The Bank of New York Trust Company, N.A. as Trustee dated as of May 30, 2007.

4.2

Registration Rights Agreement among Spartan Stores, Inc. and Banc of America Securities LLC and Bear, Stearns & Co., Inc., as representatives of the Initial Purchasers named therein dated as of May 30, 2007.

	4.3	Form of 3.375% Convertible Senior Note due 2027.

	10.1	Purchase Agreement by and among Spartan Stores, Inc. and the Initial Purchasers therein dated as of May 23, 2007.

	99.1	Press Release dated May 30, 2007.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 30, 2007	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

4.1	Indenture by and between Spartan Stores, Inc. and The Bank of New York Trust Company, N.A. as Trustee dated as of May 30, 2007.

4.2	Registration Rights Agreement by and among Spartan Stores, Inc. and the Initial Purchasers named therein dated as of May 30, 2007.

4.3	Form of 3.375% Convertible Senior Note due 2027.

10.1	Purchase Agreement by and among Spartan Stores, Inc. and the Initial Purchasers therein dated as of May 23, 2007.

99.1	Press Release dated May 30, 2007.